                                                                      EXHIBIT 11




        STATEMENT REGARDING COMPUTATION OF PRO FORMA EARNINGS PER SHARE






                                                                       Year ended December 31,
                                                          ----------------------------------------------
                                                                1995            1996           1997
                                                                ----            ----           ----
Basic Earnings Per Share:
   Net income available to stockholder                     $  5,919,000    $ 38,644,000    $ 15,160,000
                                                          ==============  ==============  ==============
   Weighted average shares of common stock outstanding       18,224,024      18,782,675      19,398,542
                                                          ==============  ==============  ==============
Basic Earnings Per Share                                   $       0.32    $       2.06    $       0.78
                                                          ==============  ==============  ==============


Diluted Earings Per Share:
   Net income available to stockholder                     $  5,919,000    $ 38,644,000    $ 15,160,000
                                                          ==============  ==============  ==============
   Weighted average shares of common stock outstanding       18,224,024      18,782,675      19,398,542
   Effect of dilutive securities on number of incremental
     shares of outstanding common stock options                 122,690         225,896         505,555
                                                          --------------  --------------  --------------
   Adjusted weighted average shares                          18,346,714      19,008,571      19,904,097
                                                          ==============  ==============  ==============
Diluted Earnings Per Share                                 $       0.32    $       2.03    $       0.76
                                                          ==============  ==============  ==============
